Exhibit 99.1

Prologis to Combine with Duke Realty in $26 Billion All-Stock Transaction

Portfolio addition will drive long-term shareholder growth

SAN FRANCISCO and INDIANAPOLIS, JUNE 13, 2022 - Prologis, Inc. (NYSE: PLD) and Duke Realty Corporation (NYSE: DRE) today announced that the two companies have entered into a definitive merger agreement by which Prologis will acquire Duke Realty in an all-stock transaction, valued at approximately $26 billion, including the assumption of debt. The respective board of directors for Prologis and Duke Realty have unanimously approved the transaction.

“We have admired the disciplined repositioning strategy the Duke Realty team has completed over the last decade,” said Prologis Co-founder, CEO and Chairman Hamid R. Moghadam. “They have built an exceptional portfolio in the U.S. located in geographies we believe will outperform in the future. That will be fueled by Prologis’ proven track record as a value creator in the logistics space. We have a diverse model that allows us to deliver even more value to customers.”

With the transaction, Prologis is gaining high-quality properties for its portfolio in key geographies, including Southern California, New Jersey, South Florida, Chicago, Dallas and Atlanta.

The acquisition on an owned and managed basis comprises:

•	153 million square feet of operating properties in 19 major U.S. logistics geographies.

•	11 million square feet of development in progress - about $1.6 billion in total expected investment.

•	1,228 acres of land owned and under option with a build-out of approximately 21 million square feet.

Prologis plans to hold approximately 94% of the Duke Realty assets and exit one market.

“This transaction is a testament to Duke Realty’s world-class portfolio of industrial properties, long-proven success and sustainable value creation we’ve delivered over the years,” said Duke Realty Chairman and CEO Jim Connor. “We have always respected Prologis, and after a deliberate and comprehensive evaluation of the transaction and the improved offer, we are excited to bring together our two complementary businesses. Together, we will be able to accelerate the potential of our business and better serve tenants and partners. We are confident that this transaction – including the meaningful opportunity it provides for shareholders to participate in the growth and upside from the combined portfolio — is in the best long-term interest of Duke Realty shareholders.”

The transaction is anticipated to create immediate accretion of approximately $310-370 million from corporate general and administrative cost savings and operating leverage as well as mark-to-market adjustments on leases and debt. In year one, the transaction is expected to increase annual core funds from operations* (Core FFO), excluding promotes per share by $0.20-0.25. On a Core AFFO basis, excluding promotes, the deal is expected to be earnings neutral in year one.

Further, future synergies have the potential to generate approximately $375-400 million in annual earnings and value creation, including $70-90 million from incremental property cash flow and Essentials income, $5-10 million in cost of capital savings and $300 million in incremental development value creation.

“This transaction increases the strength, size and diversification of our balance sheet while expanding the opportunity for Prologis to apply innovation to drive long-term growth,” said Tim Arndt, Prologis’ chief financial officer. “In addition to generating significant synergies, the combination of these portfolios will help us deliver more services to our customers and drive incremental long-term earnings growth.”

Under the terms of the agreement, Duke Realty shareholders will receive 0.475x of a Prologis share for each Duke Realty share they own. The transaction, which is currently expected to close in the fourth quarter of 2022, is subject to the approval of Prologis and Duke Realty shareholders and other customary closing conditions.

Goldman Sachs Group, Inc. and Citigroup are serving as financial advisors and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Prologis. Morgan Stanley & Co. LLC is serving as the lead financial advisor and Hogan Lovells US LLP is serving as legal advisor to Duke Realty. J.P. Morgan Securities LLC and Alston & Bird LLP are also serving as financial and legal advisors, respectively, to Duke Realty.

Webcast & Conference Call Information

Prologis will host a webcast and conference call today to discuss the transaction. Here are the event details:

•	Monday, June 13, 2022, at 10:00 a.m. U.S. Eastern time.

•	Live webcast at http://ir.Prologis.com by clicking Events & Presentations.

•	Participant Toll-Free Dial-In Number: 1 (888) 330-2502; Conference ID: 7126328.

•	A telephonic replay will be available from June 13 to June 27.

•	The webcast replay will be posted when available in the Investor Relations “Events & Presentations” section at www.prologis.com.

About Prologis

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of March 31, 2022, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (93 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment.

About Duke Realty

Duke Realty Corporation owns and operates approximately 164.9 million rentable square feet of industrial assets in 19 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is a member of the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

FORWARD-LOOKING STATEMENTS

The statements in this communication that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis and Duke Realty operate as well as beliefs and assumptions of Prologis and Duke Realty. Such statements involve uncertainties that could significantly impact Prologis’ or Duke Realty’s financial results. Words such as “expects,” “anticipates,” “intends,” “plans,”

“believes,” “seeks,” and “estimates,” including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Prologis or Duke Realty expects or anticipates will occur in the future — including statements relating to any possible transaction between Prologis and Duke Realty, rent and occupancy growth, acquisition and development activity, contribution and disposition activity, general conditions in the geographic areas where Prologis or Duke Realty operate, Prologis’ and Duke Realty’s respective debt, capital structure and financial position, Prologis’ and Duke Realty’s respective ability to earn revenues from co-investment ventures, form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Prologis and Duke Realty believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, neither Prologis nor Duke Realty can give assurance that its expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) Prologis’ and Duke Realty’s ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary shareholder approvals and satisfaction of other closing conditions to consummate the proposed transaction; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; (iii) risks related to diverting the attention of Prologis and Duke Realty management from ongoing business operations; (iv) failure to realize the expected benefits of the proposed transaction; (v) significant transaction costs and/or unknown or inestimable liabilities; (vi) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; (vii) the risk that Duke Realty’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (viii) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the proposed transaction; (ix) the effect of the announcement of the proposed transaction on the ability of Prologis and Duke Realty to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (x) risks related to the market value of the Prologis common stock to be issued in the proposed transaction; (xi) other risks related to the completion of the proposed transaction and actions related thereto; (xii) national, international, regional and local economic and political climates and conditions; (xiii) changes in global financial markets, interest rates and foreign currency exchange rates; (xiv) increased or unanticipated competition for Prologis’ or Duke Realty’s properties; (xv) risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change; (xvi) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (xvii) availability of financing and capital, the levels of debt that Prologis and Duke Realty maintain and their credit ratings; (xviii) risks related to Prologis’ and Duke Realty’s investments in co-investment ventures, including Prologis’ and Duke Realty’s ability to establish new co-investment ventures; (xix) risks of doing business internationally, including currency risks; (xx) environmental uncertainties, including risks of natural disasters; (xxi) risks related to the coronavirus pandemic; and (xxii) those additional factors discussed under Part I, Item 1A. Risk Factors in Prologis’ and Duke Realty’s respective Annual Reports on Form 10-K for the year ended December 31, 2021. Neither Prologis nor Duke Realty undertakes any duty to update any forward-looking statements appearing in this communication except as may be required by law.

Additional Information

In connection with the proposed transaction, Prologis will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (“Form S-4”), which will include a document that serves as a prospectus of Prologis and a joint proxy statement of Prologis and Duke Realty (the “joint proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive joint proxy statement/prospectus will be sent to Prologis’ and Duke Realty’s shareholders. Investors and security holders will be able to obtain the Form S-4 and the joint proxy statement/prospectus free of charge from the SEC’s website or from Prologis or Duke Realty. The documents filed by Prologis with the SEC may be obtained free of charge at Prologis’ website at the SEC Filings section of www.ir.prologis.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Prologis by requesting them from Investor Relations by mail at Pier 1, Bay 1, San Francisco, CA 94111. The documents filed by Duke Realty with the SEC may be obtained free of charge at Duke Realty’s website at the SEC Filings section of http://investor.dukerealty.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Duke Realty by requesting them from Investor Relations by mail at 8711 River Crossing Blvd. Indianapolis, IN 46240.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Prologis and Duke Realty and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Prologis’ directors and executive officers is available in Prologis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its proxy statement dated March 25, 2022, for its 2022 Annual Meeting of Shareholders and its Current Report on Form 8-K/A filed with the SEC on April 5, 2022. Information about Duke Realty’s directors and executive officers is available in Duke Realty’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its proxy statement dated March 2, 2022, for its 2022 Annual Meeting of Shareholders and its Current Report on Form 8-K filed with the SEC on April 27, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Prologis or Duke Realty as indicated above.

Contact Information

For Prologis:

Investors

Jill Sawyer

jsawyer@prologis.com

Media

Jennifer Nelson

jnelson2@prologis.com

For Duke Realty:

Investors: Ron Hubbard; 317-808-6060

Media: Ben Spicehandler / Stephen Pettibone / Hannah Dunning; DRE-SVC@sardverb.com